Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of FB Bancorp, Inc. on Form S-8 (No. 333-282922) of our report dated March 26, 2026, on our audits of the financial statements as of December 31, 2025 and 2024 and for each of the years then ended which report is included in this Annual Report on Form 10-K to be filed on or about March 26, 2026.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Metairie, Louisiana

March 26, 2026